                                                                 EXHIBIT 10.21

[BLOCKBUSTER LOGO APPEARS HERE]

                                       April 1, 1999


Larry Zine
Blockbuster Entertainment
1201 Elm Street
Dallas, Texas 75270


Dear Mr. Zine:


     Blockbuster Entertainment Group ("Blockbuster"), a business unit of Viacom Inc. ("Viacom"), 1201 Elm Street, Dallas, Texas 75270, agrees to employ you and you agree to accept such employment upon the following terms and conditions:

     l.  Term.  Your employment under this Agreement shall commence on April 1,
         ----
1999 (your "Commencement Date") and, unless terminated by Blockbuster or you pursuant to paragraph 8(a), (b) or (c) shall continue through and until the third anniversary of your Commencement Date (the "Expiration Date"). The period from your Commencement Date through the Expiration Date is referred to as the "Term" notwithstanding any earlier termination of your employment for any reason.

     2.  Duties.  You agree to devote your substantially entire business time,
         ------
attention and energies to the business of Blockbuster and its subsidiaries during your employment with Blockbuster. You will be Executive Vice President, Chief Financial Officer of Blockbuster, and you agree to perform all duties reasonable and consistent with that office as the Chief Executive Officer of Blockbuster (the "CEO") or other individual designated by the CEO may assign to you from time to time. Your principal place of business shall be at Blockbuster's headquarters in the Dallas, Texas metropolitan area.

     3.  Compensation.
         ------------

         (a) Salary.  For all the services rendered by you in any capacity under
             ------
this Agreement, Blockbuster agrees to pay you Four Hundred Fifty Thousand Dollars ($450,000) a year in base salary ("Salary"), less applicable deductions and withholding taxes, in accordance with Blockbuster's payroll practices as they may exist from time to time. Your Salary will be reviewed each April 1st during the Term, commencing April 1, 2000, and, assuming satisfactory performance, will, at that time, be increased (but not decreased) by a percentage generally consistent with Blockbuster's then applicable compensation policies for Blockbuster executives at comparable position and performance levels.
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Larry Zine
April 1, 1999
Page 2

         (b)   Bonus Compensation.  You also shall be entitled to receive annual
               ------------------
bonus compensation ("Bonus") during your employment with Blockbuster under this Agreement, determined and payable as follows:

         (i) Your Bonus for each calendar year during your employment with Blockbuster under this Agreement will be determined in accordance with Blockbuster's Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") or Blockbuster's Short-Term Incentive Plan (the "STIP"), as applicable, as the same may be amended from time to time.

         (ii) Your Bonus for each calendar year or portion thereof during the Term before Blockbuster completes its initial public offering of common stock (the "IPO") shall be determined in accordance with the STIP. Your Bonus for any calendar year or portion thereof during the Term after the IPO occurs shall be determined in accordance with the Senior Executive STIP.

         (iii) Your target bonus ("Target Bonus") for each of those calendar years or portion thereof shall be 50% of your Salary on November 1st of such year. Your Bonus may be prorated for any portion of the calendar year that you were employed under this Agreement except that your Bonus for calendar year 1999 shall not be prorated.

         (iv) Your Bonus for any calendar year shall be payable, less applicable deductions and withholding taxes, by the end of the first quarter of the following year.

     (c) Sign-On Bonus.  You shall receive a sign-on bonus (your "Sign-On
         -------------
Bonus") in the amount of Six Hundred Thousand Dollars ($600,000), payable on a date determined by Blockbuster, in its sole discretion, no later than ten (10) days prior to the IPO but in no event later than December 31, 1999.

     (d) Viacom Stock Options:  You shall receive a grant (the "Viacom Initial
         --------------------
Grant") under the Viacom's 1997 Long-Term Management Incentive Plan (the "LTMIP") of stock options to purchase Forty Thousand (40,000) shares of Viacom's Class B Common Stock (the "Class B Common Stock"), effective on your Commencement Date, with an exercise price of $42.6875 per share (the closing price on your Commencement Date of the Class B Common Stock on the AMEX). The Viacom Initial Grant shall vest in four equal installments on the second, third, fourth and fifth anniversaries of the date of grant.

     (e) Blockbuster Stock Options. Upon the successful completion of the IPO,
         -------------------------
you shall receive stock options to purchase 355,000 shares of Blockbuster Class A Common Stock (the "Blockbuster Initial Grant") issued at fair market value at the time of grant, vesting in
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Larry Zine
April 1, 1999
Page 3

five equal installments on the first, second, third, fourth and fifth anniversaries of the date of grant. The Blockbuster Initial Grant represents your IPO completion grant and your annual grant for calendar year 2000.

     4.  Benefits.  You shall participate in such vacation, medical, dental,
         --------
life insurance, long-term disability insurance, 401(k), pension, long-term incentive and other plans as Blockbuster may have or establish from time to time and in which you would be entitled to participate under the terms of the plan. This provision, however, shall not be construed to either require Blockbuster to establish any welfare, compensation or long-term incentive plans, or to prevent the modification or termination of any plan once established, and no action or inaction with respect to any plan shall affect this Agreement.

     5.  Business Expenses; Car Allowance and Insurance.  During your employment
         ----------------------------------------------
under this Agreement, Blockbuster shall reimburse you for such reasonable travel and other expenses incurred in the performance of your duties consistent with Blockbuster's then applicable expense reimbursement policies for Blockbuster executives at comparable position levels. You shall receive a car allowance and car insurance for one vehicle in accordance with Blockbuster's policies, as the same may be amended from time to time.

     6.  Non-Competition, Confidential Information, Etc.
         ----------------------------------------------

         (a) Non-Competition.  You agree that your employment with Blockbuster
             ---------------
is on an exclusive basis and that, while you are employed by Blockbuster, you will not engage in any other business activity which is in conflict with your duties and obligations (including your commitment of time) under this Agreement. You agree that, during the Non-Compete Period (as defined below), you shall not directly or indirectly engage in or participate as an owner, partner, stockholder, officer, employee, director, agent of or consultant for any Blockbuster Competitor (as defined below); provided, however, that this
                                           --------  -------
provision shall not prevent you from investing as less than a one (1%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. The Non-Compete Period shall cover the entire Term plus any period after the Term for which you receive payments pursuant to paragraph 8(d)(i) or 8(e). A Blockbuster Competitor is any business entity which engages in the rental or sale of video product or video games (i) in electronic or internet commerce and/or (ii) in one or more geographic areas where Blockbuster has its operations (or is engaged in real estate site selection or has taken other steps toward the commencement of operations), either alone or in association with another entity. In every case, the good faith judgment of Blockbuster shall be conclusive as to whether a business entity constitutes a Blockbuster Competitor.

         (b) Confidential Information. You agree that, during the Term or at any
             ------------------------
time thereafter, (i) you shall not use for any purpose other than the duly authorized business of Blockbuster, or disclose to any third party, any information relating to Blockbuster or any of its affiliated companies which is proprietary to Blockbuster or any of its affiliated companies ("Confidential Information"), including any customer information, trade secret or any written
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Larry Zine
April 1, 1999
Page 4

(including in any electronic form) or oral communication incorporating Confidential Information in any way (except as may be required by law or in the performance of your duties under this Agreement consistent with Blockbuster's policies); and (ii) you will comply with any and all confidentiality obligations of Blockbuster to a third party, whether arising under a written agreement or otherwise. Information shall not be deemed Confidential Information which (x) is or becomes generally available to the public other than as a result of a disclosure by you or at your direction or by any other person who directly or indirectly receives such information from you, or (y) is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.

         (c) No Employee Solicitation. You agree that, during the Term and for
             ------------------------
one (1) year thereafter, you shall not, directly or indirectly, engage, employ or solicit the employment or consulting services of any person who is then or has been within six (6) months prior to the time of such action, an employee of Blockbuster or any of its affiliated companies, or agree to do so.

         (d) Blockbuster Ownership. The results and proceeds of your services
             ---------------------
under this Agreement, including, without limitation, any works of authorship resulting from your services during your employment with Blockbuster and/or any of its affiliated companies and any works in progress resulting from such services, shall be works-made-for-hire and Blockbuster shall be deemed the sole owner throughout the universe of any and all rights of every nature in such works, whether such rights are now known or hereafter defined or discovered, with the right to use the works in perpetuity in any manner Blockbuster determines in its sole discretion without any further payment to you. If, for any reason, any of such results and proceeds are not legally deemed a work-made-for-hire and/or there are any rights in such results and proceeds which do not accrue to Blockbuster under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of every nature in the work, whether now known or hereafter defined or discovered, and Blockbuster shall have the right to use the work in perpetuity throughout the universe in any manner Blockbuster determines in its sole discretion without any further payment to you. You shall, as may be requested by Blockbuster from time to time, do any and all things which Blockbuster may deem useful or desirable to establish or document Blockbuster's rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright, trademark and/or patent applications, assignments or similar documents and, if you are unavailable or unwilling to execute such documents, you hereby irrevocably designate the CEO or his designee as your attorney-in-fact with the power to execute such documents on your behalf. To the extent you have any rights in the results and proceeds of your services under this Agreement that cannot be assigned as described above, you unconditionally and irrevocably waive the enforcement of such rights. This paragraph 6(d) is subject to, and does not limit, restrict, or constitute a waiver by Blockbuster or any of its affiliated companies of any ownership rights to which Blockbuster or any of its affiliated companies may be entitled by operation of law by virtue of being your employer.
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Larry Zine
April 1, 1999
Page 5

         (e) Litigation.  You agree that, during the Term, for one (1) year
              ----------
thereafter and, if longer, during the pendancy of any litigation or other proceeding, (i) you shall not communicate with anyone (other than your own attorneys and tax advisors), except to the extent necessary in the performance of your duties under this Agreement, with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving Blockbuster or any of Blockbuster's affiliated companies, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to Blockbuster or Blockbuster's counsel; and (ii) in the event that any other party attempts to obtain information or documents from you with respect to matters possibly related to such litigation or other proceeding, you shall promptly notify Blockbuster's counsel before providing such information or documents.

         (f) No Right to Give Interviews or Write Books, Articles, Etc.  During
             ---------------------------------------------------------
the Term, except as authorized by Blockbuster, you shall not (i) give any interviews or speeches, or (ii) prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, in either case, concerning Blockbuster or any of its affiliated companies or any of their respective officers, directors, agents, employees, suppliers or customers.

         (g) Return of Property.  All documents, data, recordings, or other
             ------------------
property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with Blockbuster or any of its affiliated companies shall remain the exclusive property of Blockbuster. In the event of the termination of your employment for any reason, Blockbuster reserves the right, to the extent permitted by law and in addition to any other remedy Blockbuster may have, to deduct from any monies otherwise payable to you the following: (i) all amounts you may owe to Blockbuster or any of its affiliated companies at the time of or subsequent to the termination of your employment with Blockbuster; and (ii) the value of the Blockbuster property which you retain in your possession after the termination of your employment with Blockbuster. In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement shall serve as such consent.

         (h) Non-Disparagement.  You agree that, during the Term and for one (1)
              -----------------
year thereafter, you shall not, in any communications with the press or other media or any customer, client or supplier of Blockbuster or any of its affiliated companies, criticize, ridicule or make any statement which disparages or is derogatory of Blockbuster or any of its affiliated companies or any of their respective directors or senior officers.

         (i) Injunctive Relief.  Blockbuster has entered into this Agreement in
              -----------------
order to obtain the benefit of your unique skills, talent, and experience. You acknowledge and agree that any violation of paragraphs 6(a) through (h) of this Agreement will result in irreparable damage to Blockbuster, and, accordingly, Blockbuster may obtain injunctive and other equitable relief for
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Larry Zine
April 1, 1999
Page 6

any breach or threatened breach of such paragraphs, in addition to any other remedies available to Blockbuster.

         (j) Survival; Modification of Terms.  Your obligations under paragraphs
             -------------------------------
6(a) through (i) shall remain in full force and effect for the entire period provided therein notwithstanding the termination of your employment whether under this Agreement or otherwise for any reason or the expiration of the Term. You and Blockbuster agree that the restrictions and remedies contained in paragraphs 6(a) through (i) are reasonable and that it is your intention and the intention of Blockbuster that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. If a court of competent jurisdiction shall find that any such restriction or remedy is unenforceable but would be enforceable if some part were deleted or the period or area of application reduced, then such restriction or remedy shall apply with the modification necessary to make it enforceable.

     7.  Disability.  In the event that you become "disabled" within the meaning
         ----------
of such term under Blockbuster's Short-Term Disability ("STD") program and its Long-Term Disability ("LTD") program during the Term (such condition is referred to as a "Disability"), you will receive compensation under the STD program for the first twenty-six (26) weeks of consecutive absence in accordance with its terms. Thereafter, you will be eligible to receive benefits under the LTD program in accordance with its terms. If you have not returned to work by December 31st of a calendar year during the Term, you will receive bonus compensation for the calendar year(s) during the Term in which you receive compensation under the STD program, determined as follows:

         (i) for the portion of the calendar year from January 1st until the date on which you first receive compensation under the STD program, bonus compensation shall be determined in accordance with the Senior Executive STIP or the STIP, as applicable, and prorated for such period; and

         (ii) for any subsequent portion of that calendar year and any portion of the following calendar year in which you receive compensation under the STD program, bonus compensation shall be in an amount equal to your Target Bonus and prorated for such period(s).
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Larry Zine
April 1, 1999
Page 7

Bonus compensation under this paragraph 7 shall be paid, less applicable deductions and withholding taxes, by the end of the first quarter of the year(s) following the year as to which such bonus compensation is payable. You will not receive bonus compensation for any portion of the calendar year(s) during the Term while you receive benefits under the LTD program. For the periods that you receive compensation and benefits under the STD and LTD programs, such compensation and benefits and the bonus compensation provided under this paragraph 7 are in lieu of Salary and Bonus under paragraphs 3(a) and (b).

     8.  Termination.
         -----------

         (a) Termination for Cause.  Blockbuster may, at its option, terminate
             ---------------------
your employment under this Agreement forthwith for Cause and thereafter shall have no further obligations under this Agreement, including, without limitation, any obligation to pay Salary or Bonus or provide benefits. Cause shall mean: (i) embezzlement, fraud or other similar conduct involving Blockbuster which would constitute a felony; (ii) conviction of a felony; (iii) unauthorized disclosure of Confidential Information; (iv) your failure to obey a material lawful directive that is appropriate to your position from an executive(s) in your reporting line; (v) your material breach of this Agreement; or (i) your failure (except in the event of your disability) or refusal to substantially perform your material obligations under this Agreement. Blockbuster will give you written notice prior to terminating your employment pursuant to (iv), (v) or
(vi) of this paragraph 8(a), setting forth the nature of any alleged failure, breach or refusal in reasonable detail and the conduct required to cure. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, you shall have ten (10) business days from the giving of such notice within which to cure any failure, breach or refusal under (iv), (v) or (vi) of this paragraph 8(a); provided, however, that, if Blockbuster
                                --------  -------
reasonably expects irreparable injury from a delay of ten (10) business days, Blockbuster may give you notice of such shorter period within which to cure as is reasonable under the circumstances.

         (b) Good Reason Termination.  You may terminate your employment under
             -----------------------
this Agreement for Good Reason at any time during the Term by written notice to Blockbuster no more than thirty (30) days after the occurrence of the event constituting Good Reason. Such notice shall state an effective date no earlier than thirty (30) business days after the date it is given. Blockbuster shall have thirty (30) business days from the giving of such notice within which to cure and, in the event of such cure, your notice shall be of no further force or effect. Good Reason shall mean without your consent (other than in connection with the termination or suspension of your employment or duties for Cause or in connection with your Disability): (i) the assignment to you of duties or responsibilities substantially inconsistent with your position(s) or duties;
(ii) the withdrawal of material portions of your duties described in paragraph 2; (iii) the material breach by Blockbuster of its material obligations under this Agreement, including without limitation, a reduction in your Salary or Target Bonus; or (iv) Blockbuster's failure to offer to extend or renew this Agreement no later than thirty (30) days before the end of the Term on substantially similar terms.
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Larry Zine
April 1, 1999
Page 8

         (c) Termination Without Cause.  Blockbuster may terminate your
             -------------------------
employment under this Agreement without Cause at any time during the Term by written notice to you.

         (d) Termination Payments/Benefits.  In the event that your employment
             -----------------------------
terminates under paragraph 8(b) or (c), you shall thereafter receive, less applicable withholding taxes:

         (i) your Salary, as in effect on the date on which your employment terminates, for twelve (12) months after the date of such termination or the balance of the Term, whichever is longer, paid in accordance with Blockbuster's then effective payroll practices;

         (ii) bonus compensation for the calendar year in which such termination occurs, payable by the end of the first quarter of the following year, determined as follows:

               (x) for the portion of the calendar year from January 1st until the date of the termination, bonus compensation shall be determined in accordance with the Senior Executive STIP or the STIP, as applicable, and prorated for such period; and

               (y) for the remaining portion of such calendar year during the Term, bonus compensation shall be in an amount equal to your Target Bonus and prorated for such period;

         (iii) bonus compensation for each subsequent calendar year or portion thereof during the Term, in an amount equal to your Target Bonus, prorated for any partial calendar year and payable by the end of the first quarter of the following year;

         (iv) your car allowance until the end of the Term, paid in accordance with Blockbuster's then effective payroll practices;

         (v) medical and dental insurance coverage provided under COBRA at no cost to you (except as hereafter described) pursuant to Blockbuster's then-current benefit plans until the end of the Term or, if earlier, the date on which you become eligible for medical and dental coverage from a third party; provided, that,
                                                               --------
               during the period that Blockbuster provides you with this coverage, an amount equal to the applicable COBRA premiums (or
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Larry Zine
April 1, 1999
Page 9

               such other amounts as may be required by law) will be included in your income for tax purposes to the extent required by law and Blockbuster may withhold taxes from your compensation for this purpose; and provided, further, that you may elect to continue
                            --------  -------
               your medical and dental insurance coverage under COBRA at your own expense for the balance, if any, of the period required by law;

         (vi) life insurance coverage until the end of the Term pursuant to Blockbuster's then-current policy in the amount then furnished to Blockbuster employees at no cost (the amount of such coverage will be reduced by the amount of life insurance coverage furnished to you at no cost by a third party employer);

         (vii) the following with respect to the stock options granted to you under the LTMIP for shares of Viacom Class B Common Stock:

               (x) all of such stock options that have not vested and become exercisable on the date of such termination but that would have vested on or before the end of the Term shall vest on the date of termination; such stock options shall remain exercisable for six (6) months after such date or, if earlier, until their expiration date; and

               (y) all of such stock options that have previously vested and become exercisable by the date of such termination shall remain exercisable for six (6) months after such date or, if earlier, until their expiration date.

You shall be required to mitigate the amount of any payment provided for in (i),
(ii), (iii) and (iv) of this paragraph 8(d) by seeking other employment, and the amount of such payments shall be reduced by any compensation earned by you from any source, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, commission payments, car allowance and, in the event you receive significantly more long-term compensation than you received from Blockbuster, Blockbuster's good faith estimate of the present value of the portion of such long-term compensation in excess of the long-term compensation from Blockbuster; provided, that mitigation shall not be required, and no
                  --------
reduction for other compensation shall be made, for twelve (12) months after the termination of your employment or, if less, the balance of the Term. You agree to notify Blockbuster with respect to any such compensation earned by you during the period when such mitigation is required and to promptly respond to any inquiries from Blockbuster with respect to such compensation or your efforts to fulfill your mitigation obligations under this provision.
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Larry Zine
April 1, 1999
Page 10

         (e) Non-Renewal Payments.  If you remain employed through the end of
             ---------------------
the Term and Blockbuster elects not to extend or renew this Agreement at the end of the Term and thereafter terminates your employment without Cause within twelve (12) months after the end of the Term, you shall continue to receive your then-current Salary for twelve (12) months after the end of the Term. Payments under this paragraph 8(e) shall be made, less applicable withholding taxes, in accordance with Blockbuster's then effective payroll practices. You shall be required to mitigate the amount of any payment under this paragraph 8(e) by seeking other employment, and the amount of any such payment shall be reduced by any compensation earned by you from any source, including, without limitation, salary, sign-on or annual bonus compensation, consulting fees, commission payments, car allowance and, in the event you receive significantly more long-term compensation than you received from Blockbuster, Blockbuster's good faith estimate of the present value of the portion of such long-term compensation in excess of the long-term compensation from Blockbuster. You agree to notify Blockbuster with respect to any such compensation and to promptly respond to any inquiries from Blockbuster with respect to such compensation or your efforts to fulfill your mitigation obligations under this provision. In the event that your employment terminates without Cause after the expiration of the Term and you have not entered into a contractual arrangement with Blockbuster or any of its affiliated companies, you shall be entitled to receive any Salary and benefits provided for under Blockbuster's severance plan; in such event, you shall not receive Salary under this paragraph 8(e) with respect to any period for which you receive Salary under the severance plan.

         (f) Termination of Benefits.  Notwithstanding anything in this
             -----------------------
Agreement to the contrary (except as otherwise provided in paragraph 8(d) with respect to medical and dental benefits and life insurance), participation in all Blockbuster benefit plans and programs (including, without limitation, vacation accrual, the 401(k) plan, the pension plan and the related excess plans, LTD, car insurance and accidental death and dismemberment and business travel and accident insurance) will terminate upon the termination of your employment except to the extent otherwise expressly provided in such plans or programs and subject to any vested rights you may have under the terms of such plans or programs. The foregoing shall not apply to your Blockbuster stock options and, after the termination of your employment, your rights with respect to such stock options shall be governed by the terms of the option agreements and the applicable plans together with paragraph 8(d)(vii).

         (g) Resignation from Official Positions.  If your employment with
             -----------------------------------
Blockbuster terminates for any reason, you shall be deemed to have resigned at that time from any and all officer or director positions that you may have held with Blockbuster or any of its then current or previously affiliated companies and all board seats or other positions in other entities you held on behalf of Blockbuster. If, for any reason, this paragraph 8(g) is deemed insufficient to effectuate such resignation, you agree to execute, upon the request of Blockbuster, any documents or instruments which Blockbuster may deem necessary or desirable to effectuate such resignation or resignations, and you hereby authorize the Secretary and any Assistant Secretary of Blockbuster to execute any such documents or instruments as your attorney-in-fact.
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Larry Zine
April 1, 1999
Page 11

     9.  Death.  In the event of your death prior to the end of the Term while
         -----
actively employed, your beneficiary or estate shall receive (i) your Salary up to the date on which the death occurs; (ii) any Bonus earned in the prior year but not yet paid; and (iii) bonus compensation for the calendar year in which the death occurs, determined in accordance with the Senior Executive STIP or the STIP, as applicable (i.e., based upon Blockbuster's achievement of its goals and
                     ----
Blockbuster's good faith estimate of your achievement of your personal goals), and pro-rated for the portion of the year through the date of death, payable, less applicable deductions and withholding taxes, by the end of the first quarter of the following year. In the event of your death after the termination of your employment while you are entitled to receive compensation under paragraph 8(d) or (e) your beneficiary or estate shall receive (x) any Salary payable under paragraph 8(d)(i) or 8(e) up to the date on which the death occurs; (y) any bonus compensation earned under paragraph 8(d)(ii) or (iii) with respect to the prior year but not yet paid; and (z) any bonus compensation for the calendar year in which the death occurs, determined in accordance with paragraph 8(d)(ii) or (iii) and pro-rated for the portion of the year through the date of death, payable, less applicable deductions and withholding taxes, by the end of the first quarter of the following year.

     10. No Acceptance of Payments.  You represent that you have not accepted
         -------------------------
or given nor will you accept or give, directly or indirectly, any money, services or other valuable consideration from or to anyone other than Blockbuster for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by Blockbuster and/or any of its affiliated companies.

     11. Equal Opportunity Employer. You recognize that Blockbuster is an equal
         --------------------------
opportunity employer. You agree that you will comply with Blockbuster policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination on the basis of race, color, sex, religion, national origin, citizenship, age, marital status, sexual orientation, disability or veteran status.

     12. Employee Statement of Business Conduct.  You agree that you will
         --------------------------------------
comply with the Blockbuster Employee Statement of Business Conduct.

     13. Notices.  All notices under this Agreement must be given in writing,
         -------
by personal delivery or by mail, at the parties' respective addresses shown on this Agreement (or any other address designated in writing by either party), with a copy, in the case of Blockbuster, to the attention of the General Counsel of Blockbuster. Any notice given by mail shall be deemed to have been given three days following such mailing.

     14. Assignment.  This is an Agreement for the performance of personal
         ----------
services by you and may not be assigned by you or Blockbuster except that Blockbuster may assign this Agreement to any affiliated company of or any successor in interest to Blockbuster.

Larry Zine
April 1, 1999
Page 12

     15. TEXAS LAW AND JURISDICTION. YOU ACKNOWLEDGE THAT THIS AGREEMENT HAS
         --------------------------
BEEN EXECUTED, IN WHOLE OR IN PART, IN TEXAS, AND YOUR EMPLOYMENT DUTIES ARE PRIMARILY PERFORMED IN TEXAS. ACCORDINGLY, YOU AGREE THAT THIS AGREEMENT AND ALL MATTERS OR ISSUES ARISING OUT OF OR RELATING TO YOUR BLOCKBUSTER EMPLOYMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY THEREIN. ANY ACTION TO ENFORCE THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF DALLAS.

     16. No Implied Contract.  Nothing contained in this Agreement shall be
         -------------------
construed to impose any obligation on Blockbuster or you to renew this Agreement or any portion thereof. The parties intend to be bound only upon execution of a written agreement and no negotiation, exchange of draft or partial performance shall be deemed to imply an agreement. Neither the continuation of employment nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of the Term.

     17. Entire Understanding.  This Agreement contains the entire
         --------------------
understanding of the parties hereto relating to the subject matter contained in this Agreement, and can be changed only by a writing signed by both parties.

     18. Void Provisions.  If any provision of this Agreement, as applied to
         ---------------
either party or to any circumstances, shall be found by a court of competent jurisdiction to be unenforceable but would be enforceable if some part were deleted or the period or area of application were reduced, then such provision shall apply with the modification necessary to make it enforceable, and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

     19. Supersedes Prior Agreements.  With respect to the period covered by
         ---------------------------
the Term, this Agreement supersedes and cancels all prior agreements relating to your employment by Blockbuster or any of its affiliated companies.

     20. Blockbuster No Longer Affiliated with Viacom.  At such time as Viacom
         --------------------------------------------
no longer holds a controlling ownership interest in Blockbuster, the references to "affiliated companies" in the covenants set forth in paragraphs 6(b), (c) and
(e) (with respect to confidential information, no employee solicitation and litigation) shall, without limiting the scope of such covenants, continue to apply to Viacom and its affiliated companies.

     21. No Restriction on Employment.  You represent that you are not subject
         ----------------------------
to any covenant, agreement, or restriction (including, but not limited to, a covenant of non-competition) with or by any third party that would prevent you from beginning your employment on your Commencement Date and thereafter performing your duties and responsibilities with Blockbuster, or would impinge upon, interfere with, or restrict your ability to perform your duties or responsibilities with Blockbuster under this Agreement.

Larry Zine
April 1, 1999
Page 13

     If the foregoing correctly sets forth our understanding, please sign, date and return all three (3) copies of this Agreement to the undersigned for execution on behalf of Blockbuster; after this Agreement has been executed by Blockbuster and a fully-executed copy returned to you, it shall constitute a binding agreement between us.

                                        Very truly yours,

                                        BLOCKBUSTER ENTERTAINMENT
                                        GROUP

                                        By: /s/ WILLIAM A. ROSKIN
                                            -----------------------------------
                                            Name:  William A. Roskin
                                            Title: Senior Vice President,
                                                   Human Resources and
                                                   Administration

ACCEPTED AND AGREED:

/s/ LARRY ZINE
-----------------------------
       Larry Zine


Dated:
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